Exhibit 10.1

POTLATCHDELTIC CORPORATION BENEFITS PROTECTION TRUST AGREEMENT

This PotlatchDeltic Corporation Benefits Protection Trust Agreement (the “Agreement”) is between PotlatchDeltic Corporation, a corporation organized under the laws of the State of Delaware, United States of America, (the “Customer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States with offices in Minneapolis, Minnesota (the “Bank”);

WHEREAS, the Customer has adopted and maintains the nonqualified deferred compensation plans, programs, policies and contracts listed in Exhibit A (Covered Plans) hereto (each and collectively, the “Plan”);

WHEREAS, the Customer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, the Customer wishes to establish the Account (as defined below) and to contribute to the Account assets that will be held therein, subject to the claims of the Customer's creditors in the event of the Customer's Insolvency (as defined below), until paid to Participants (as defined below) and Beneficiaries (as defined below) in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that the Account will constitute an unfunded arrangement and will not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA (as defined below); and

WHEREAS, it is the intention of the Customer to make contributions to the Account to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Account and agree that the Account will be comprised, held and disposed of as follows:

SECTION 1

DEFINITIONS

1.1. “Account” means (i) the trust maintained under this Agreement for the Assets (as defined below), which trust is known as the PotlatchDeltic Corporation Benefits Protection Trust (name of trust), and (ii) where the context requires, one or more Sub-accounts (as defined below).

1.2. “Accounting Standards” means Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurement, or Governmental Accounting Standards Board (GASB) Codification Statement No. 72, Fair Value Measurement and Application.

1.3. “Assets” means the securities, cash, and other property the Customer contributes, or causes to be contributed, from time to time under this Agreement, including contributions made under the Plan and amounts the Customer causes to be transferred to the Account from another funding medium maintained for the Plan; investments and reinvestments thereof; and income thereon, as provided herein.

1.4. “Beneficiaries” means beneficiaries of Participants (as defined below).

1.5. “Cash-flow Analysis” means a periodic written analysis of the applicable Plan’s cash-flow history, short-term financial needs, long-term financial needs, sources of money for plan-administration expenses, expected levels and timing of contributions, expected levels and timing of distributions, liquidity needs (including, but not limited to, the anticipated liquidity required to make benefit distributions), the Customer’s ability to provide future contributions, and other significant information which could affect cash-flow or the exercise of discretion to manage the Assets.

1.6. “CFR” means the Code of Federal Regulations.

1.7. “Change of Control” means the occurrence of any of the following events:

(i)
The consummation of a merger or consolidation involving the Customer (a "Business Combination"), in each case, unless, following such Business Combination,

(A)
all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Customer (the "Outstanding Common Stock") and the then outstanding voting securities of the Customer entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Customer either directly or through one (1) or more subsidiaries),

(B)
no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (a "Person") (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Customer or any of its subsidiaries or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock or common equity of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately p1ior to the Business Combination, or

(C)
at least a majority of the members of the Board of Directors of the Customer or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for, or of the action of the Board to approve, such Business Combination; or

(ii) Individuals who, as of January 1, 2024 constitute the Board of Directors of the Customer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Customer subsequent to such date whose election, or nomination for election by the Customer's stockholders, was approved by a vote of at least a majority of the directors of the Customer then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual, whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Customer, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Incumbent Board; or

(iii) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of thirty percent (30%) or more of either:

(A)
the then Outstanding Common Stock, or
(B)
the combined voting power of the Outstanding Voting Securities,

provided, however, that the following acquisitions shall not be deemed to be covered by this paragraph:

(I)
any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Customer;

(II)
any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Customer; and

(III)
any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (i) of this definition; or

(iv) The consummation of the sale, lease or exchange of all or substantially all of the assets of the Customer.

Bank has no duty or obligation to interpret this definition of Change of Control.

1.8. “Client-controlled Asset” means an asset that is neither registered in the name of the trust (with the Bank designated as trustee), the Bank (with or without trust designation), or the Bank’s nominee nor maintained by the Bank at a Depository (as defined below) or with a sub-custodian nor held by the Bank in unregistered or bearer form or in such form as will pass title by delivery.

1.9. “Code” means the Internal Revenue Code of 1986, as amended.

1.10. “DB” means defined benefit.

1.11. “DC” means defined contribution.

1.12. “Depository” means any central securities depository (such as the DTC), international central securities depository (such as Euroclear Bank SA/NV), or Federal Reserve Bank.

1.13. “DOL” means the United States Department of Labor.

1.14. “DTC” means the Depository Trust Company.

1.15. “EIN” means employer identification number.

1.16. “Employer Securities” means securities (including stock or rights to acquire stock) or obligations issued by (i) the Customer, (ii) an employer of employees covered by the Plan, or (iii) an affiliate of any of the foregoing.

1.17. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.18. “Excess Assets” means the amount or percentage by which the amount of Assets exceeds the amount of benefits to which Participants and Beneficiaries are entitled pursuant to the terms of the Plan.

1.19. “Guidelines” means the written investment objectives, policies, strategies, and restrictions for the Account (or for any Sub-accounts therein), including but not limited to proxy-voting guidelines, as amended from time to time.

1.20. “Harm” means claims, costs, damages, delayed payment or non-payment on Assets sold, diminution of Assets by reason of investment experience, expenses (including attorneys’ and other professional fees), fines, interest, liabilities, losses, penalties, stockholders’ assessments (asserted on account of asset registration), and taxes.

1.21. “Indemnified Person” means the Bank or Customer, as applicable, and its affiliates and their directors, officers, employees, successors, and assigns.

1.22. “Insolvent” or “Insolvency” means that the Customer is (i) unable to pay its debts as they become due or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

1.23. “Investment Advice” means a recommendation, or a suggestion to engage in or refrain from taking a particular course of action, as to (i) the advisability of acquiring, holding, disposing of, or exchanging any Asset or any securities or other investment property or (ii) the Guidelines, the Cash-flow Analysis, the permissible investments set forth in this Agreement, the composition of the Plan’s portfolio, or the selection of persons to provide investment advice or investment management services with respect to the Assets.

1.24. “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

1.25. “Investment Company Act” means the Investment Company Act of 1940, as amended.

1.26. “Investment Manager” means any person or firm (other than the Bank) which (i) has the power to manage, acquire, or dispose of any asset of a plan; (ii) is registered as an investment adviser under the Investment Advisers Act or is a bank as defined in the Investment Advisers Act or is an insurance company qualified to manage, acquire, or dispose of any asset of a plan under the laws of more than one state; (iii) has acknowledged in writing that it is a fiduciary with respect to the Plan; and (iv) has been appointed to manage Assets as provided under this Agreement.

1.27. “IRS” means the Internal Revenue Service.

1.28. “Messaging System” means any financial-messaging system, network, or service acceptable to the Bank, such as the Society for Worldwide Interbank Financial Telecommunication messaging system.

1.29. “Municipal Advisor Rule” means Rule 15Ba1-1 et seq. under the Securities Exchange Act (as defined below).

1.30. “National Securities Exchange” means a securities exchange that is registered with the SEC (as defined below) under Section 6 of the Securities Exchange Act (as defined below).

1.31. “Parent Contributions” means contributions made to the Account (i) by the Customer’s parent corporation for the benefit of employees or service providers (if any) of the Customer or (ii) by the Customer for the benefit of employees or service providers of the Customer’s subsidiary.

1.32. “Participants” means Plan participants.

1.33. “Plan” means the plan listed in Exhibit A (Covered Plan) hereto.

1.34. “Plan Type” means the plan type listed in Exhibit A (Covered Plan) hereto.

1.35. “Private Fund” means an issuer that would be an “investment company” as defined in the Investment Company Act but for §3(c)(1) or (7) thereof.

1.36. “SEC” means the United States Securities and Exchange Commission.

1.37. “Securities Act” means the Securities Act of 1933, as amended.

1.38. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.39. “State” means the State of Minnesota, United States of America.

1.40. “Statement Recipient” means the Customer, each Investment Manager, and anyone else the Customer so designates.

1.41. “Sub-account” means a separate portion of the Account.

1.42. “Trustee Type” means the trustee type listed in Exhibit A (Covered Plan) hereto.

1.43. “1099 Filer” means the 1099 filer listed in Exhibit A (Covered Plan) hereto.

SECTION 2

ESTABLISHMENT OF TRUST

2.1. Appointment. The Customer hereby represents and warrants that applicable law allows the Customer to appoint a trustee of any assets of the Plan. Pursuant to that power of appointment, the Customer hereby appoints the Bank as trustee of the Assets, which will be held, administered, and disposed of by the Bank as provided in this Agreement. The Customer hereby represents and warrants that all Assets are Plan assets. As directed by the Customer, the Bank will establish one (1) or more Sub-accounts and allocate Assets among Sub-accounts. The Customer hereby acknowledges that each Sub-account will have the same EIN as the Account. Notwithstanding any provision herein to the contrary, upon inspection, the Bank may decline to accept real property and other non-cash assets into the Account.

2.2. Revocability.

2.2.1. The Customer hereby represents and warrants that, immediately before contributing any assets to the Account, the Customer held title free and clear to such assets. The Customer hereby acknowledges that, upon such contribution, the Customer relinquished its title to such assets.

2.2.2. The Account hereby established is:

☑ Revocable by the Customer before a Change of Control. Before a Change of Control, the Customer hereby reserves the right to withdraw some or all of the Assets at any time without substituting any other assets therefor, even if Participants and Beneficiaries are entitled to benefits pursuant to the terms of the Plan, are unaware of the withdrawal, or object to the withdrawal. The Customer hereby covenants (i) not to state or imply to any Participant or Beneficiary that the Account is irrevocable and (ii) not to cause any cash, securities, or other property to be transferred to the Account from any irrevocable trust.

2.2.3. The Account shall be:

☑ Irrevocable upon and after a Change of Control. Upon and after a Change of Control, the Account shall be irrevocable. The Customer shall provide written notice to the Bank of the Customer’s determination that a Change of Control has occurred. The Bank shall have no duty to determine whether a Change of Control has occurred or to investigate the Customer’s determination thereof.

2.3. Tax Status.

2.3.1. Grantor Trust. The Account is intended to be a grantor trust, of which the Customer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code (Code §§671-677) (more commonly known as a “rabbi trust”) and will be construed accordingly.

2.3.2. IRS Form 1041 (U.S. Income Tax Return for Estates and Trusts). The Bank will file and furnish Form 1041 as the Account’s method of reporting (and will not choose any “Optional Method” of reporting), using the Account’s unique EIN (and not, for example, the Customer’s EIN) in the space for the EIN therein.

2.4. Separate and Apart.

2.4.1. The principal of the Account and any earnings thereon will be held separate and apart from other funds of the Customer and, except as permitted by law and regulation, will, following a Change of Control, be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and Beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Account. Any rights created under the Plan and this Agreement will be mere unsecured contractual rights of Participants and Beneficiaries against the Customer. Any assets held by the Account will be subject to the claims of the Customer's general creditors under federal and state law in the event of Insolvency. Any Parent Contributions will be subject to the claims of general creditors under federal and state law of (i) the parent corporation, in the event of the parent corporation’s Insolvency and (ii) the subsidiary, in the event of the subsidiary’s Insolvency.

2.4.2. The Customer hereby (i) represents and warrants that neither the Customer nor the Plan document has promised any Participant or Beneficiary that a trust will be established, maintained, funded, or available in connection with the Plan and (ii) covenants that neither the Customer nor the Plan document will make any such promise.

2.5. Additional Contributions. The Customer, in its sole discretion, may at any time, or from time to time, make additional contributions of cash or other property to the Account to augment the principal to be held, administered and disposed of by the Bank as provided in this Agreement. Neither the Bank nor any Participant or Beneficiary will have any right to compel such additional contributions before or after a Change of Control. Within 30 days after a Change of Control has occurred, the Customer will irrevocably deposit with the Bank cash or marketable securities (other than stock or debt obligations of the Customer) to be credited to the Account in an amount which, when added to any funds already credited to the Account, the Customer may reasonably determine will be at least sufficient to pay all benefits due to the Participants and Beneficiaries under the terms and conditions of the applicable Plans. Bank shall have no duty to determine whether Customer’s irrevocable deposits are timely or sufficient to pay all benefits due to the Participants and Beneficiaries under the terms and conditions of the applicable Plans.

2.6. About the Plan. Notwithstanding anything herein to the contrary, the Customer hereby represents and warrants that:

2.6.1. Generally. The Plan is a Plan Type (as listed in Exhibit A (Covered Plan) hereto) non-qualified deferred compensation arrangement. The Customer is the sponsor of the Plan and the Executive Compensation and Personnel Policies Committee of the Board of Directors of Customer is the administrator (and not the third-party administrator) of the Plan.

2.6.2. ERISA Status. The Plan is (i) “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA §§201(2), 301(a)(3), and 401(a)(1) and is therefore not subject to Parts 2 (Participation), 3 (Funding), and 4 (Fiduciary Responsibility), respectively, of Title I (Protection of Employee Benefit Rights) of ERISA or (ii) an “excess benefit plan” within the meaning of ERISA §3(36) and is unfunded and is therefore not subject to Title I (Protection of Employee Benefit Rights) of ERISA.

2.6.3. Code §409A(b). The Customer will not contribute assets to the Account (i) that are located outside of the United States and will not cause Assets to be transferred outside of the United States; (ii) in connection with a change in the Customer’s financial health within the meaning of Code §409A(b)(2); or (iii) during any “restricted period” within the meaning of Code §409A(b)(3)(B) with respect to any single-employer defined benefit plan maintained by the Customer or a member of a controlled group which includes the Customer. The Customer will give the Bank prompt written notice should any of the preceding conditions preclude the operation of an Agreement provision that would otherwise cause the Account to be irrevocable.

2.6.4. Code §457A. The Customer is not a “nonqualified entity” within the meaning of Code §457A(b).

2.6.5. Examination. The Plan is not under examination by the IRS or the DOL.

2.6.6. [Intentionally Omitted.]

2.7. Direction. The Bank is subject to the direction of the Customer and any Investment Manager as set forth herein. To the extent the Customer delegates any of its rights or duties under this Agreement to a third party, the Customer will remain liable under this Agreement as if the Customer had exercised such rights or performed such duties directly.

2.8. [Intentionally Omitted.].

SECTION 3. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

3.1. Distributions. The Customer will deliver to the Bank a schedule (the “Payment Schedule”) that shows the:

3.1.1. Name, address, age, and Social Security Number of the Participant or Beneficiary (the “Payee”);

3.1.2. Citizenship status of the Payee (that is, U.S. citizen, resident alien, or non-resident alien);

3.1.3. The Payee’s status as current employee, former employee, outside director, independent contractor, or beneficiary;

3.1.4. States of the United States in which the Payee is subject to income-tax withholding (but not any political subdivision, agency, or instrumentality of such states and not any territory of the U.S.) (the “States”);

3.1.5. Amounts payable from the Account (gross of any taxes to be paid with Assets) in respect of the Payee;

3.1.6. The amount, type, and taxing authority for each tax to be paid with Assets in respect of the Payee (the total dollar amount thereof, the “Tax Reserve”);

3.1.7. Amounts payable from the Account (net of any taxes to be paid with Assets) in respect of the Payee (“Net Benefit Payments”);

3.1.8. Form in which Net Benefit Payments are to be paid (as provided for or available under the Plan);

3.1.9. Time of commencement, frequency, and payment-period for Net Benefit Payments; and

3.1.10. Other information as the Bank may reasonably require.

The Bank is hereby prohibited from retaining, using, or disclosing the foregoing information with respect to each Payee for any purpose other than for the specific purpose of performing the services, exercising the powers or rights, or fulfilling the duties specified in this Agreement or as otherwise permitted by Applicable Privacy, Confidentiality, and Security Laws (as defined below).

3.2. On-line Benefit-Payment System. If the Customer has established an account in the Bank’s on-line benefit-payment system, then:

3.2.1. The Customer will enter the information described above into the system, print a pending-payment register therefrom for each payment-date, and, by the deadline set forth in the system, deliver such register outside the system (such as by email) to the Bank. The Customer hereby acknowledges that any failure to deliver by such deadline (i) is deemed to be a direction to the Bank to print the register for the applicable payment-date and treat such register as delivered and (ii) may result in termination of such account. If the system is unavailable or such account has been terminated or no such account was ever established, the Customer will make other arrangements for providing the information described above.

3.2.2. To the extent a Participant or Beneficiary enters any information into the system, such information is deemed to be entered by the Customer.

3.3. Not Open for Business. If any payment-date would be a day that the Bank is not open for business, then the Customer hereby directs the Bank to change such payment-date to the next day that the Bank is open for business.

3.4. Tax Duties. Except as otherwise provided herein, the Bank will make Net Benefit Payments to Participants and Beneficiaries in accordance with the Payment Schedule. The Customer will (and the Bank has no duty to) calculate, withhold, prepare, sign, disclose, file, report, remit, or furnish to any taxing authority or any taxpayer any federal, state, or local taxes, tax returns, or information returns that may be required to be calculated, withheld, prepared, signed, disclosed, filed, reported, remitted, or furnished with respect to the Plan (such as the vesting or payment of Plan benefits) or Account, except to the extent such duties are required by law to be performed only by the Bank in its capacity as trustee under this Agreement (such as filing and furnishing IRS Form 1041 with respect to the Account) or are expressly set forth herein. Without limiting the generality of the foregoing, the Customer will (and the Bank has no duty to) file and furnish IRS Form W-2 (Wage and Tax Statement) as needed with respect to the vesting and payment of Plan benefits and remit taxes accordingly to the appropriate taxing authorities.

3.4.1. 1099 Filing.

3.4.1.1. To the extent the Customer has provided the information described above, as well as any other information required by Form 1099 (including, but not limited to, the applicable distribution codes), the Bank will, with respect to Payees that are outside directors, independent contractors, or beneficiaries, (i) report amounts paid from the Account on Form 1099-MISC (Miscellaneous Income) or, if the Payee is a beneficiary and the Plan is a private-sector 457(b) plan, on Form 1099-R (Distributions from Pensions, Annuities, Retirement or Profit Sharing Plans, IRAs, Insurance Contracts, etc.) and on comparable information returns that are required with respect to the States); and (ii) remit the portion of the Tax Reserve that relates to such returns to the IRS and to the taxing authorities of the States and file Form 945 (Annual Return of Withheld Federal Income Tax: For Withholding Reported on Forms 1099 and W-2G) and comparable returns that are required with respect to the States.

3.4.1.2. The Customer may direct the Bank to distribute the remainder of the Tax Reserve to the Customer to reimburse the Customer for remittances paid by the Customer to the appropriate taxing authorities.

3.5. Updates. The Customer will timely notify the Bank of any changes to the information described above, including, but not limited to, the death of any individual whose death (i) affects the period over which periodic distributions are to be made or the amount of such distributions, (ii) requires a change in Payee, or (iii) terminates all rights to any distribution.

3.6. Benefit Claims. The entitlement of a Participant or Beneficiary to benefits under the Plan will be determined by the Customer or such party (other than the Bank) as it will designate under the Plan, and any claim for such benefits will be considered and reviewed under the procedures set out in the Plan.

3.7. Direct Payments.

3.7.1. The Customer may make payment of benefits directly to Participants or Beneficiaries as they become due under the terms of the Plan. The Customer will notify the Bank of the Customer’s decision to make payment of benefits directly prior to the time amounts would otherwise be payable to Participants or Beneficiaries under the Payment Schedule. In such notice, the Customer will specify the extent to which the Bank should deviate from the Payment Schedule. In addition, if the principal of the Account, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Customer will make the balance of each such payment as it falls due. The Bank will notify the Customer where principal and earnings are not sufficient.

3.7.2. The Customer may direct the Bank to distribute Assets to the Customer to reimburse the Customer for benefits paid by the Customer to Plan participants or their beneficiaries.

SECTION 4. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE CUSTOMER IS INSOLVENT.

4.1. Insolvent. The Bank will cease payment of benefits to Participants and Beneficiaries if the Customer is Insolvent.

4.2. General Creditors. At all times during the continuance of the Account, as provided in Section 2.4 hereof, the principal and income of the Account will be subject to claims of general creditors of the Customer under federal and state law as set forth below.

4.2.1. The Customer will have the duty to inform the Bank in writing of the Customer's Insolvency. If a person claiming to be a creditor of the Customer alleges in writing to the Bank that the Customer has become Insolvent, the Bank will determine whether the Customer is Insolvent and, pending such determination, the Bank will discontinue payment of benefits to Participants or Beneficiaries.

4.2.2. Unless the Bank has actual knowledge of the Customer's Insolvency, or has received notice from the Customer or a person claiming to be a creditor alleging that the Customer is Insolvent, the Bank will have no duty to inquire whether the Customer is Insolvent. The Bank may in all events rely on such evidence concerning the Customer's solvency as may be furnished to the Bank and that provides the Bank with a reasonable basis for making a determination concerning the Customer's solvency.

4.2.3. If at any time the Bank has determined that the Customer is Insolvent, the Bank will discontinue payments to Participants or Beneficiaries and will hold the assets of the Account for the benefit of the Customer's general creditors. Nothing in this Agreement will in any way diminish any rights of Participants or Beneficiaries to pursue their rights as general creditors of the Customer with respect to benefits due under the Plan or otherwise.

4.2.4. The Bank will resume the payment of benefits to Participants or Beneficiaries in accordance with Section 3 hereof only after the Bank has determined that the Customer is not Insolvent (or is no longer Insolvent).

4.3. Resumption of Payments. Provided that there are sufficient assets, if the Bank discontinues the payment of benefits from the Account pursuant to Section 4.2 hereof and subsequently resumes such payments, the first payment following such discontinuance will include the aggregate amount of all payments due to Participants or Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or Beneficiaries by the Customer in lieu of the payments provided for under this Agreement during any such period of discontinuance. The Bank may assume the Customer has made no such payments unless the Customer has notified the Bank to the contrary.

SECTION 5. PAYMENTS TO THE CUSTOMER.

5.1. Except as provided in Section 4 hereof and except for reimbursement of tax remittances and benefit payments as set forth in Section 3 hereof and except for substitutions as set forth in Section 6 hereof, if the Account is irrevocable, then following a Change of Control, the Customer will have no right or power to direct the Bank to return to the Customer or to divert to others any of the Assets before all payment of benefits has been made to Participants and Beneficiaries pursuant to the terms of the Plan, regardless of any Excess Assets.

SECTION 6. INVESTMENT AUTHORITY.

6.1. Customer.

6.1.1. Guidelines; Cash-Flow Analysis. The Customer has sole discretion to determine the Guidelines; to establish and carry out a Cash-flow Analysis; and to deliver the Guidelines, the Cash-Flow Analysis, and this Agreement to each person that has discretion to manage Assets. The Customer hereby represents and warrants that (i) the Guidelines, the Cash-Flow Analysis, and the permissible investments set forth herein are the only investment restrictions imposed upon the Account by the Customer and (ii) following such restrictions will not cause a violation of any applicable law.

6.1.2. Power to Manage, Appoint. The Customer has discretion to manage Assets (subject to the Guidelines, the Cash-Flow Analysis, and the permissible investments set forth herein) and to appoint an investment manager or managers to manage (including the power to acquire and dispose of) Assets.

6.2. Investment Manager. With respect to any investment manager so appointed (regardless of whether such investment manager is an outsourced chief investment officer), the Customer hereby:

6.2.1. Represents and warrants that such investment manager (i) is an Investment Manager and (ii) unless the Customer notifies the Bank to the contrary, has sole discretion to manage the Assets (subject to the Guidelines, the Cash-Flow Analysis, and the permissible investments set forth herein).

6.2.2. Covenants that such investment manager (i) will neither take possession of any Asset; register any Asset in its own name or the Customer’s name; register any Asset in the name of the Bank, the trust, or the Plan without the Bank’s consent; act as if it were a trustee (or, except as named by the Bank in a power of attorney, an attorney-in-fact for the Bank) with respect to any Asset; nor frustrate compliance with any applicable law requiring Assets to be held in trust by a trustee or to be subject to a trustee’s custody; and (ii) if such investment manager decides that the Account should acquire units of a Private Fund or collective investment fund, will direct the Bank to sign that fund’s subscription agreement or adoption agreement on behalf of the Account; direct the Bank to transfer cash Assets directly to, and to receive cash directly from, that fund; and provide such directions to the Bank by way of delivering a form acceptable to the Bank.

6.3. Plan Participants. The Customer hereby represents and warrants with respect to DC type Plans that (i) Participants and Beneficiaries have individual accounts under the applicable Plan; (ii) the Customer, and not the Bank, is responsible for establishing and maintaining the individual accounts; reconciling the aggregate balances of the individual accounts with Asset holdings reflected in Account statements; selecting and monitoring any forfeiture fund for the Plan and any investment alternatives (including default investment alternatives) into which Participants or Beneficiaries may direct the investment of assets held in, or contributed to, their individual accounts; and disclosing any plan-related, investment-related, or fee-and-expense information required to be disclosed to Participants or Beneficiaries. The Customer hereby acknowledges that (i) the Bank holds Assets on an omnibus basis, and the Bank does not know whether or how Assets are allocated among individual accounts; (ii) the Bank’s duties with respect to investing assets ultimately held in individual accounts are limited to implementing investment directions received on an omnibus basis from the Customer or the Investment Manager; and (iii) and the Bank is not undertaking to provide Investment Advice or to give advice in a fiduciary capacity with respect to such selection or monitoring.

6.4. Bank.

6.4.1. With respect to Assets that are subject to an Investment Manager’s discretion to manage, the Bank has no discretion to manage, and the Bank invests only as directed by the Investment Manager.

6.4.2. With respect to Assets that are not subject to an Investment Manager’s discretion to manage, the Bank has no discretion to manage, and the Bank invests only as directed by the Customer or the Investment Manager. The Customer hereby acknowledges that the Bank will not have “some investment discretion” within the meaning of Revenue Procedure 92-64.

6.4.3. Sweep Direction. To the extent the Bank has no discretion and has received no such direction as to cash Assets held in the Account, the Bank will use such Assets to purchase a position in the Account’s designated sweep vehicle.

6.5. Employer Securities; Corporate Actions.

6.5.1. In no event may the Bank invest in Employer Securities, other than a de minimis amount held in common investment vehicles in which the Bank invests. The Customer hereby covenants not to cause or permit the Account to invest in Employer Securities, other than a de minimis amount held in common investment vehicles in which the Account invests.

6.5.2. All rights associated with assets of the Account will be exercised by the Bank or the person designated by the Bank (after providing notice of any such right to any person authorized under this Agreement to direct the investment of the underlying Asset) and will in no event be exercisable by or rest with Participants.

6.5.3. Notwithstanding anything herein to the contrary, the Bank will, without providing notice, (i) cause Assets to participate in any mandatory exchange transaction that neither requires nor permits approval by the owner of the Assets and (ii) file any proof of claim received by the Bank regarding class-action litigation over a security held in the Account during the class-action period, regardless of any waiver, release, discharge, satisfaction, or other condition that might result from such filing.

6.6. Substitution. The Customer will have the right, at any time and from time to time in its sole discretion, to substitute assets of equal fair market value for any Asset. This right is exercisable by the Customer in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity. Each time the Customer exercises such right, it will be deemed the Customer’s certification that any substituted assets are of equal fair market value to the Assets received therefor. The exercise of discretion to manage Assets will not be deemed to be a substitution for purposes of this Agreement.

6.7. Permissible Investments. Permissible investments under this Agreement include any securities or property, including, but not limited to, any securities or property administered, advised, custodied, held, issued, offered, sponsored, supported by the credit of, underwritten, or otherwise serviced by the Bank or by the Bank’s affiliate.

6.8. Securities-Lending. The Bank may engage in securities-lending transactions with Assets, to the extent the Customer and the Bank have entered into a separate securities-lending agreement with respect to the Assets.

SECTION 7. DISPOSITION OF INCOME.

7.1. During the term of the Account, all income received by the Account, net of expenses and taxes, will be accumulated and reinvested.

SECTION 8. ACCOUNTING BY TRUSTEE.

8.1. Accounting. The Bank will keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as will be agreed upon in writing between the Customer and the Bank.

8.2. Statements.

8.2.1. Account Statements. With the frequency designated below (or as subsequently agreed upon by the Bank and the Customer) and within 60 calendar days after (i) the Bank has transferred all Assets from the Account as provided under this Agreement, or (ii) the Account is terminated, as provided under this Agreement, the Bank will deliver to each Statement Recipient a written account of the Bank’s administration of the Account during such reporting period or during the period from the close of the last preceding reporting period to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by the Bank, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Account at the end of such reporting period or as of the date of such removal or resignation as the case may be. (However, if the Customer directs the Bank to hold an Account statement, then the Bank may delay delivery thereof until thirty (30) calendar days after the hold has expired.) To the extent the Customer has established an account in the Bank’s on-line portal and granted access thereunder to Statement Recipients, the Bank will furnish such Account statements by way of such system. If no frequency is so designated or agreed upon, the Customer will be deemed to have designated “Monthly”.

(Check at least one):

☑ Monthly

□ Quarterly

□ Semi-annually

☑ Annually

8.2.2. Client-controlled Assets. The Bank will exclude Client-controlled Assets from the Account statements. The Customer hereby acknowledges that (i) such assets are not held in the Account and (ii) the Bank is not trustee of such assets and not responsible for performing any duties under this Agreement with respect to such assets.

8.2.3. [Intentionally Omitted.]

8.3. Confirmations; Notification by Agreement. Except to the extent Assets are subject to the Bank’s discretion to manage, the Account statements described above (including their timing and form) serve as the sole written notification of any securities transactions effected by the Bank for the Account. Even so, the Customer has the right to demand that the Bank provide written notification of such transactions pursuant to 12 Code of Federal Regulations §12.4(a) or (b) at no additional cost to the Customer.

8.4. Price-reporting. For purposes of reporting the price of an Asset on an Account statement:

8.4.1. Pricing from Vendor or Exchange. If the Bank receives a price from its third-party pricing vendor, or if a price is quoted on a National Securities Exchange, then the Bank will report such price.

8.4.2. Pricing from Other Sources. If the Bank does not receive a price from its third-party pricing vendor, and a price is not quoted on a National Securities Exchange, then the Bank will report (i) the most recent price that the Bank received from the Customer or the Customer’s agent (and the Customer hereby covenants that the Customer and the Customer’s agents will use a pricing form acceptable to the Bank as the means of providing prices to the Bank), (ii) the most recent price that the Bank received from the Asset’s broker, fund accountant, general partner, issuer, investment manager, transfer agent, or other service provider, (iii) the Asset’s par value, or (iv) a nominal value for the Asset.

8.4.3. Limitations. The Customer hereby acknowledges that the Bank is performing a routine, ministerial, non-discretionary price-reporting function and that the reported price might be neither fair market value nor fair value (under Accounting Standards or applicable law). The Customer hereby covenants not to rely on the reported price as a substitute for (i) determining the Asset’s value in connection with a decision to acquire, hold, dispose of, or exchange any securities or other investment property; (ii) obtaining and ensuring the reliability of an independent third-party appraisal with respect to such a decision; or (iii) obtaining Investment Advice.

8.4.4. Pricing Sources; Methodology. Upon the Customer’s request, the Bank will provide the Customer with information about the Bank’s pricing sources and methodologies.

SECTION 9. RESPONSIBILITY OF TRUSTEE.

9.1. Standard of Care. The Bank will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Bank will incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Customer which is contemplated by, and in conformity with, the terms of this Agreement and is given in writing by the Customer. In the event of a dispute between the Customer and a party, the Bank may apply to a court of competent jurisdiction to resolve the dispute.

9.2. Indemnification. The Customer hereby indemnifies and releases each Indemnified Person, and holds each Indemnified Person harmless from and against, and an Indemnified Person will incur no liability to any person for, any Harm that may be imposed on, incurred by, or asserted against an Indemnified Person by reason of the Indemnified Person’s action or omission in connection with this Agreement or the Account, except to the extent that the Harm resulted directly from the Indemnified Person’s willful misconduct, negligence, or bad faith. To the extent the Harm resulted directly from Bank’s willful misconduct, negligence, or bad faith, then Bank hereby indemnifies and releases Customer and holds Customer harmless from and against, and Customer will incur no liability to any person or entity for, the Harm that resulted directly from the Indemnified Person’s willful misconduct, negligence, bad faith or breach of fiduciary duty. The foregoing provisions will survive the termination of this Agreement.

9.3. Force Majeure. No party is liable for any delay or failure in performing its obligations under this Agreement caused by wars (whether declared or not and including existing wars and the invocation of war powers), revolutions, insurrections, riots, civil commotion, acts of God, medical emergencies, disease outbreaks, accidents, fires, explosions; stoppages of labor, strikes, or other differences with employees (other than the Bank’s disputes with its employees); laws, regulations, orders, or other acts of any governmental authority; or any other circumstances beyond its reasonable control, regardless of whether such was already in existence as of the date of this Agreement. Nor will any such failure or delay give any party the right to terminate this Agreement.

9.4. Damages. No party is liable for any indirect, incidental, special, punitive, or consequential damages arising out of or in any way related to this Agreement or the performance of its obligations under this Agreement. This limitation applies even if the party has been advised of, or is aware of, the possibility of such damages.

9.5. Statements. The Bank is not liable with respect to the propriety of the Bank’s actions or omissions reflected in a statement furnished under this Agreement, except to the extent a Statement Recipient objects to the Bank within thirty (30) calendar days after such statement is furnished.

9.6. Legal Counsel. The Bank may consult with legal counsel (who may also be counsel for the Customer generally) with respect to any of its duties and obligations under this Agreement.

9.7. Service Providers. The Bank may hire service providers to assist the Bank in exercising the Bank’s powers under this Agreement, including any service provider that is affiliated with the Bank, and provide them with information about the Account as needed to that end.

9.8. Trustee Powers Under Law; Insurance Policies. The Bank will have, without exclusion, all powers conferred on trustees by applicable law, which powers are incorporated herein by reference as though set forth verbatim herein, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Account, the Bank will have no power to name a beneficiary of the policy other than the Account, to assign the policy (as distinct from conversion of the policy to a different form) other than to a new trustee with respect to the Account, or to loan to any person the proceeds of any borrowing against such policy.

9.9. Policy Loans. However, notwithstanding the provisions of Section 9.8 above, the Bank may loan to the Customer the proceeds of any borrowing against an insurance policy held as an asset of the Account.

9.10. Asset Registration. The Bank may register any Asset in the name of the trust (with the Bank designated as trustee), the Bank (with or without trust designation), or the Bank’s nominee or may hold any Asset in unregistered or bearer form or in such form as will pass title by delivery, provided that the Bank’s records at all times show that all such assets are part of the Account.

9.11. Depository or Sub-custodian. The Bank may maintain Assets that are book-entry securities at any Depository or with any sub-custodian and permit such Assets to be registered in the name of the trust (with the Bank designated as trustee), the Bank (with or without trust designation), the Bank’s nominee, the Depository, the Depository’s nominee, the sub-custodian, or the sub-custodian’s nominee. The Bank will maintain Assets that are physical securities at the Bank’s office in the United States and in a safe place.

9.12. Mutual Fund. The Bank may maintain Assets that are mutual-fund shares in the Bank’s omnibus position at the fund.

9.13. Income Collection. The Bank will collect all income, principal, and other distributions due and payable on Assets. If the Customer or an Investment Manager directs the Bank to search the DTC’s Legal Notice System for notice that a particular Asset is in default or has refused payment after due demand, then the Bank will conduct such a search and notify such directing party of any such notice the Bank finds therein.

9.14. Funds or Securities Advance. The Bank may advance funds or securities in furtherance of settling securities transactions and other financial-market transactions under this Agreement.

9.15. Retain or Interplead Disputed Funds. With respect to Assets that are the subject of a dispute, the Bank may (i) withhold delivery or distribution thereof pending final adjudication of the dispute by a court or (ii) file an interpleader action or petition a court for instructions at Account expense.

9.16. Un-invested Assets. The Bank may hold in a noninterest-bearing deposit account of the Bank any cash Assets (i) that are subject to pending investment or distribution directions received by the Bank with respect to the Account, (ii) that were received by the Bank too late in the day to be invested into the Account’s designated sweep vehicle, (iii) as directed under this Agreement, or (iv) for other operational reasons.

9.17. Business Entity. Notwithstanding any powers granted to the Bank pursuant to this Agreement or to applicable law, the Bank will not have any power that could result in the Account being classified as a business entity such as corporation or partnership, within the meaning of §301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

9.18. Limitations on Duties. The duties of the Bank will be strictly limited to those set forth in this Agreement, and no implied covenants, duties, responsibilities, representations, warranties, or obligations will be read into this Agreement against the Bank. Without limiting the generality of the foregoing, the Bank has no duty to:

9.18.1. Request or obtain a ruling or other guidance from the IRS or any other governmental authority as to (or to otherwise determine, monitor, or question) the tax character or consequences of the form and operation of the Account and the Plan, including, but not limited to, whether the arrangement merits the favorable treatment afforded to safe harbor rabbi trusts under Revenue Procedure 92-64; whether the Plan complies in form or operation with Code §409A; whether any remuneration deferred under the Plan has been taken into account as wages pursuant to the special timing rule of Code §3121(v)(2); and, if the Plan is a 457(f) plan, whether and when rights to payments under the Plan or from the Account are subject to a substantial risk of forfeiture and the treatment under Code §72 of any amount made available under the Plan.

9.18.2. Act as the administrator of the Plan, including, but not limited to, construing the terms of the Plan; determining eligibility for Plan benefits (including, but not limited to, eligibility for participation, vesting, or distribution, as well as the timing, amount, or form thereof); resolving benefit claims or claim appeals; prescribing forms (including, but not limited to, forms for electing participation, distribution, or withdrawal or for providing notices to Participants or Beneficiaries); establishing, maintaining, or reconciling to any individual accounts; selecting or monitoring any forfeiture funds or any investment alternatives (including default investment alternatives) into which Participants or Beneficiaries may direct the investment of assets held in, or contributed to, their individual accounts; disclosing any plan-related, investment-related, or fee-and-expense information required to be disclosed to Participants or Beneficiaries; receiving investment, distribution, or other directions from Participants or Beneficiaries; or determining whether Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan have given any written approval, regardless of whether a Change of Control has occurred.

9.18.3. Act as trustee of any Plan assets other than Assets.

9.18.4. Act as investment manager of, or take notice of the management of, any Plan assets other than Assets that are subject to the Bank’s discretion to manage (if any) under this Agreement.

9.18.5. Provide Investment Advice.

9.18.6. Determine, monitor, question, or collect Plan contributions.

9.18.7. Inspect, review, or examine any Client-controlled Asset or governing, offering, subscription, or similar document with respect thereto, to determine or question whether the asset or document is authentic, genuine, enforceable, properly signed, appropriate for the represented purpose, is what it purports to be on its face, or for any other purpose, or to execute such document, or to take physical possession of such asset or document.

9.18.8. (i) Collect any income, principal, or other distribution due and payable on an Asset if the Asset is in default or if payment is refused after due demand or (ii) except as expressly provided herein, to notify the Customer in the event of such default or refusal.

9.18.9. Provide notice of, or forward, mini-tenders (which are tender offers for less than 5% of an outstanding equity or debt issue) for any equity or debt issue.

9.18.10. Determine or question whether any direction received under this Agreement is prudent or consistent with the terms of the Plan; to solicit or confirm directions; or to take notice of facts not actually known by any Bank employee with direct responsibility for providing services under this Agreement.

9.18.11. Monitor service providers hired by the Customer or guarantee their performance.

9.18.12. Advance funds or securities or otherwise expend or risk its own funds or incur its own liability in the exercise of its powers or rights or performance of its duties under this Agreement.

9.18.13. Escheat any Asset, whether in connection with a benefit-distribution check issued by the Bank under this Agreement or in any other circumstance, except to the extent the Customer directs the Bank to the contrary.

9.18.14. Determine or question whether any assets substituted under this Agreement are of equal fair market value to the Assets received therefor.

9.18.15. Inquire as to whether the Plan administrator has filed a timely top-hat plan statement under DOL Regulations §2520.104-23 or has otherwise satisfied the obligations of Part 1 (Reporting and Disclosure) of Title I (Protection of Employee Benefit Rights) of ERISA.

SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE.

10.1. Fees; Expenses. The Bank is entitled to receive compensation for providing services under this Agreement. A schedule of that compensation is attached as Exhibit B (Fee Schedule for Plans) hereto.

10.2. Outstanding Fees and Expenses. To the extent of any outstanding compensation, expenses, fees, costs, or other charges incurred by the Bank in providing services under this Agreement, the Customer hereby grants the Bank a first-priority lien and security interest in, and right of set-off against, the Assets. The Bank may execute that lien and security interest, and exercise that right, at any time.

10.3. Advance of Funds or Securities. To the extent of any advance of funds or securities under this Agreement, the Customer hereby grants the Bank a first-priority lien and security interest in, and right of set-off against, the Assets. The Bank may execute that lien and security interest, and exercise that right, at any time. Furthermore, nothing in this Agreement constitutes a waiver of any of the Bank’s rights as a securities intermediary under Uniform Commercial Code §9-206, and the Customer hereby acknowledges that the obligation to pay a purchase price to the Bank arises at the time of the purchase.

SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE.

11.1. Resignation. The Bank may resign at any time by written notice to the Customer, which will be effective thirty (30) calendar days after receipt of such notice unless the Customer and the Bank agree otherwise.

11.2. Removal. Except as otherwise provided herein, the Bank may be removed by the Customer on thirty (30) calendar days’ notice or upon shorter notice accepted by the Bank.

11.3. Removal Upon Change of Control. Upon a Change of Control, the Bank may not be removed by the Customer for twelve (12) months.

11.4. Asset Transfer. Upon receiving a new trustee’s signed, written acknowledgment of trusteeship or notice of a court’s appointment of a new trustee, the Bank will transfer Assets to the new trustee as directed by the Customer or by the court, as the case may be. The transfer will be completed within sixty (60) calendar days after receipt of such direction, unless the direction provides for a longer time-limit. However, the Bank will not be required to transfer any Assets until the Bank has received payment or reimbursement for all (i) compensation, expenses, fees, costs, or other charges incurred by the Bank in providing services under this Agreement until the effective date of termination and (ii) funds or securities advanced under this Agreement.

11.5. Deadline for Appointment of New Trustee. If the Bank resigns or is removed, a new trustee will be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under this Agreement. If the Customer fails to provide the Bank with the new trustee’s signed, written acknowledgment of trusteeship on or by such effective date, the Bank may apply to a court of competent jurisdiction for appointment of a new trustee or for instructions. All expenses of the Bank in connection with the proceeding will be allowed as administrative expenses of the Account.

SECTION 12. APPOINTMENT OF NEW TRUSTEE.

12.1. Appointment. If the Bank resigns or is removed in accordance with Section 11.1 or 11.2 hereof, the Customer may appoint any third party that is a bank or trust company that has been granted trust powers under state or federal law as a new trustee to replace the Bank upon resignation or removal. The appointment will be effective when acknowledged in writing by the new trustee, who will have all of the rights and powers of the former trustee, including ownership rights in the Assets. The former trustee will execute any instrument necessary or reasonably requested by the Customer or the new trustee to evidence the transfer.

12.2. Examination; Indemnification. The new trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Assets, subject to Sections 8 and 9 hereof. The new trustee will not be responsible for and the Customer will indemnify and defend the new trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes the new trustee.

SECTION 13. AMENDMENT, TERMINATION, OR SHUTDOWN.

13.1. Amendment.

(a)
At any time prior to a Change of Control, this Agreement may be amended by a written instrument executed by the Bank and the Customer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Account revocable after it has become irrevocable pursuant to the terms of this Agreement.

(b)
The provisions of this Agreement and the Account created hereby may not be amended after a Change of Control, except to the extent required by applicable law or until the date on which Participants and Beneficiaries have received all of the benefits due to them under the terms and conditions of the applicable Plans, but no such amendment shall conflict with the terms of such Plans or shall make the Account revocable.

(c)
After a Change of Control, upon written approval of a majority of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Customer may amend the Account prior to final payment of all amounts payable to all of the Participants and their Beneficiaries pursuant to such terms.

13.2. Termination. The Customer may terminate this Agreement and the Account (i) at any time prior to a Change of Control or (ii) after a Change of Control, upon written approval of a majority of all Participants and Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan. In addition, this Agreement and the Account shall be terminated by Customer if in its sole discretion Customer determines and notifies Bank that Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Bank shall have no responsibility to determine if Participant benefits have been satisfied under the Plans. All assets in the Account at termination will be returned to the Customer, after payment of any outstanding charges under this Agreement. If such assets are Parent Contributions, then such assets will instead be returned to the corporation that contributed them, if applicable.

13.3. Shutdown. Notwithstanding anything herein to the contrary, the Bank shall have the power to segregate or restrict an asset, delay processing a direction or transaction, refuse to process a direction or transaction, or suspend the Account for one or more business days or close the Account or terminate this Agreement at any time (i) to comply with the Bank’s economic sanctions or anti-money laundering policies or obligations, (ii) to safeguard against fraud, or (iii) pursuant to a court order or direction of an authorized governmental agency or as required by law, and the Bank will incur no liability to any person or entity for any Harm in connection with any such segregation, restriction, delay, refusal, suspension, closure, or termination.

SECTION 14. DATA PRIVACY, CONFIDENTIALITY, AND SECURITY.

14.1. Definitions. For purposes of this Section:

14.1.1. “Applicable Privacy, Confidentiality, and Security Laws” means, with respect to a party, all applicable federal, state, and local laws, rules, regulations, directives, and other binding requirements issued by any Governmental Authority (as defined below) pertaining to the privacy, confidentiality, or security of Confidential Information (as defined below), including, with respect to the Bank, GLBA (as defined below).

14.1.2. “Confidential Information” means all information, data, documents, records, and other materials one party receives in connection with this Agreement or the Account from another party that is labeled “Confidential Information” or should reasonably be classified by the recipient as personal or confidential information given the nature of the information or the circumstances of its receipt, other than Non-Confidential Information (as defined below).

14.1.3. “GLBA” means the Gramm-Leach-Bliley Act, 15 U.S.C. §§6801 et seq., and its implementing regulations, including Regulation P, 12 C.F.R. Part 1016.

14.1.4. “Governmental Authority” means, with respect to a party, a state or federal governmental entity having jurisdiction over such party with respect to the activities that are the subject matter of this Agreement.

14.1.5. “Non-Confidential Information” means information (i) of the disclosing party that was known by the receiving party without any obligation of confidentiality prior to the disclosing party’s disclosure thereof; (ii) of a party that was or becomes publicly available other than pursuant to a breach of this Agreement by the other party; (iii) of a party that was received by the receiving party in good faith on a non-confidential basis from a third party that is not actually known to the receiving party to have disclosed such information in violation of a confidentiality agreement in favor of the other party; (iv) that is independently developed by one party without use of Confidential Information; or (v) of a party that is approved for disclosure by that party.

14.1.6. “Services” means the services provided by the Bank pursuant to this Agreement.

14.2. Compliance with Law. The Bank hereby represents and warrants that it complies with all Applicable Privacy, Confidentiality, and Security Laws.

14.3. Privacy.

14.3.1. Program. The Bank hereby represents and warrants that it maintains an enterprise-wide privacy program that (i) complies with federal banking law and regulations and (ii) is consistent with industry standards for providers of services similar to the Services.

14.3.2. Use and Disclosure of Confidential Information. The Bank will use and disclose Confidential Information only as permitted by Applicable Privacy, Confidentiality, and Security Laws and this Agreement. Upon the Customer’s request, the Bank will provide a monthly written report to the Customer regarding how Confidential Information has been used. In addition, the Bank will provide prompt written notice to Customer if disclosure is required by law so that Customer may seek a protective order or other appropriate remedy.

14.3.3. Records Retention. The Bank will maintain commercially-standard records of Confidential Information for the period required by Applicable Privacy, Confidentiality, and Security Laws (or, if longer, the period required by the Bank’s record-retention policy). Following the expiration of such period, the Bank will, to the extent practicable, promptly destroy all Confidential Information. Any retained Confidential Information shall remain subject to the confidentiality obligations of this Agreement.

14.3.4. Aggregated, Anonymized, or De-Identified Data. The Customer hereby authorizes the Bank to use Confidential Information in an aggregated, anonymized, or de-identified format (i) for the purpose of providing reports and analytics to other customers of the Bank and to develop new products and services and (ii) for internal purposes that do not involve disclosure of such data to third parties.

14.3.5. Consents. If the Customer is a “financial institution” as defined in GLBA [15 U.S.C. §6809(3)], then the Customer hereby represents and warrants that the Customer has obtained all consents from its customers as needed in order to permit the Bank to provide the Services and to use Confidential Information as described in this Agreement.

14.4. Information Security.

14.4.1. Program. The Bank hereby represents and warrants that it maintains an enterprise-wide information-security program that (i) complies with federal banking law and regulations and (ii) is consistent with industry standards for providers of services similar to the Services.

14.4.2. Safeguards. The Bank will maintain physical, electronic, and procedural safeguards that are designed to (i) maintain the security and confidentiality of Confidential Information; (ii) protect Confidential Information against anticipated threats or hazards to the security or integrity of Confidential Information; and (iii) prevent unauthorized access to; unauthorized use, disclosure, or modification of; or misuse or loss of such Confidential Information that could result in substantial harm or inconvenience to the Customer.

14.4.3. Notification of Breach. Within seven (7) calendar days after the Bank becomes aware that Confidential Information has been compromised as a result of a breach of security at the Bank, the Bank will, to the extent permitted by law, provide written notice thereof to the Customer. Such notice will include the Bank’s estimate of the number of the Customer’s records affected and the nature of the information exposed, together with the steps to be taken by the Bank to limit such exposure and avoid a recurrence thereof. The Bank will cooperate in the Customer’s investigation relating to the breach and address the cause of the breach.

14.5. Business Continuity.

14.5.1. Business-Continuity Plan. The Bank hereby represents and warrants that it maintains a business-continuity plan that (i) complies with federal banking law and regulations and (ii) is consistent with industry standards for providers of services similar to the Services.

14.5.2. Transfer of Services. In the event of a force-majeure event or a bankruptcy or insolvency of the Bank that renders the Bank unable to provide the Services, the Bank will cooperate with the Customer and the replacement vendor selected by the Customer to transition performance of the Services to such replacement vendor, including through the delivery of any Account records to such replacement vendor. However, the foregoing will not require the Bank to provide any Confidential Information of the Bank to any third party unless such third party has executed a confidentiality agreement acceptable to the Bank.

14.6. Audit.

14.6.1. Third-Party Audit. The Bank hereby represents and warrants that it obtains an independent auditor’s System and Organization Controls (SOC) 2 Report or its equivalent annually. Upon the Customer’s request, the Bank will provide the most recent such report to the Customer.

14.6.2. Assessment. No more than once per calendar year, the Customer has the right to assess the policies, standards, and practices of the Bank with respect to the performance of this Agreement, to the extent necessary to verify the Bank’s compliance with the terms of this Section. The Customer hereby acknowledges that information which the Bank deems confidential or proprietary may not be considered necessary to verify the Bank’s compliance. The assessment will be conducted during regular business hours upon not less than ninety (90) calendar days written notice by the Customer to the Bank on a date agreed upon by them. The Bank will make efforts to resolve deficiencies noted as a result of such assessment in a manner commensurate to the risk those deficiencies represent.

14.6.3. Regulatory Audit. The Bank hereby authorizes the Customer to provide information regarding the performance of this Agreement to a Governmental Authority with authority to review the Customer’s service arrangements, but only when the Governmental Authority specifically requests such information. Notwithstanding anything in this Agreement to the contrary, the Bank may disclose Confidential Information to a governmental agency that regulates the Bank, whether in routine disclosures or in connection with such agency’s inquiry about or examination of Bank records or otherwise, without notice to the Customer.

14.7. Insurance. The Bank hereby represents and warrants that (i) the Bank maintains Cyber Liability Insurance, Bankers Professional Liability Insurance, and a Financial Institution Bond (Crime and Dishonesty Policy) and (ii) such insurance complies with federal banking law and regulations and is consistent with industry standards for providers of services similar to the Services. Upon the Customer’s request, the Bank will provide the Customer with copies of a certificate of insurance for each form of insurance stated above.

14.8. Customer. The Customer hereby represents and warrants that it (i) complies with all Applicable Privacy, Confidentiality, and Security Laws, (ii) maintains an enterprise-wide information-security program that is consistent with its own industry’s standards, and (iii) periodically obtains an independent risk-assessment of its information-security program. The Customer will (i) use and disclose Confidential Information only as permitted by Applicable Privacy, Confidentiality, and Security Laws and this Agreement; maintain commercially-standard records of Confidential Information for the period required by Applicable Privacy, Confidentiality, and Security Laws; and, following the expiration of such period, to the extent practicable, promptly destroy or delete all Confidential Information; and (ii) notify the Bank within seven (7) calendar days after becoming aware that Confidential Information has been compromised as a result of a breach of security at the Customer, cooperate in the Bank’s investigation of the breach, and address the cause of the breach. Notwithstanding the foregoing, Customer may retain Confidential Information required by law, stored in back-up computer records or other electronic archives, or pursuant to archiving or backup systems or pursuant to record retention procedures or policies, provided that such Confidential Information shall remain subject the confidentiality obligations of this Agreement.

14.9. Third Party/Subcontractor. Each party hereby acknowledges that it is responsible for the actions of its officers, directors, employees, and agents with respect to the privacy, confidentiality, and security of Confidential Information. The Customer will not, and will not ask the Bank to, disclose the Bank’s Confidential Information to any online portal or platform maintained by any third party that the Customer has hired to manage or assess the Customer’s vendor due-diligence and monitoring activities, unless (i) the Customer has identified the third party (and the portal or platform) to the Bank, (ii) the third party has provided information about its information-security processes and procedures to the Bank, in a form acceptable to the Bank, (iii) the Bank has assessed those processes and procedures, and (iv) the Bank has notified the Customer that such disclosure to the portal or platform is permitted under this Agreement.

SECTION 15. MISCELLANEOUS.

15.1. Severability. Any provision of this Agreement prohibited by law will be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

15.2. Spendthrift. Benefits payable to Participants and Beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

15.3. Governing Law; Venue. This Agreement will be governed, enforced, and interpreted according to the laws of the State without regard to conflicts of laws, except where pre-empted by federal law. All legal actions or other proceedings directly or indirectly relating to this Agreement will be brought in federal court (or, if unavailable, state court) sitting in such state. The parties hereby submit to the jurisdiction of any such court in any such action or proceeding and waive any immunity from suit in such court or execution, attachment (whether before or after judgment), or other legal process in or by such court.

15.4. Change of Control. The Customer will have the duty to inform the Bank in writing of a Change of Control. The Bank will have no duty to inquire whether such a Change of Control has occurred. Upon a Change in Control, the Customer shall have sole responsibility to determine if additional contributions to the Account are required to fund benefits to Participants and Beneficiaries. Within 30 days of a Change of Control and at least annually thereafter, the Customer shall retain an actuary to re-determine the amounts due to Participants and Beneficiaries using the factors and assumptions set forth in the applicable Plan. If the current fair market value of the assets of the Account does not equal or exceed 110% of the amount so re-determined, the Customer shall make an irrevocable contribution to the Account equal to the excess of the re-determined amount over the current fair market value of the assets of the Account. The Bank shall have no responsibility to determine what contributions are required to pay benefits to Participants and Beneficiaries or the adequacy or frequency of such re-determinations, nor to compel any contributions to be made to the Account.

15.5. Services Not Exclusive. The Bank is free to render services to others, whether similar to those services rendered under this Agreement or of a different nature.

15.6. Binding Obligations. The Customer and the Bank each hereby represent and warrant that (i) it has the power and authority to transact the business in which it is engaged and to execute, deliver, and perform this Agreement and has taken all action necessary to execute, deliver, and perform this Agreement and (ii) this Agreement constitutes its legal, valid, and binding obligation enforceable according to the terms hereof.

15.7. Complete Agreement; Prevalence.

15.7.1. Complete Agreement. This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter and supersedes any existing agreements between them concerning the subject.

15.7.2. Prevalence of this Agreement. The Customer hereby represents and warrants that the Plan document, as amended from time to time, is (i) not relevant to the powers, rights, and duties of the Bank under this Agreement and (ii) not inconsistent with this Agreement. In the event of such an inconsistency, this Agreement prevails with respect to the powers, rights, and duties of the Bank.

15.8. Successors and Assigns.

15.8.1. This Agreement binds, and inures to the benefit of, the Customer, the Bank, and their respective successors and assigns.

15.8.2. No party may assign any of its rights under this Agreement without the consent of each other party, which consent will not be unreasonably withheld. The Customer hereby acknowledges that the Bank will withhold consent unless and until the Bank verifies the Customer’s assignee’s identity according to the Bank’s Customer Identification Program and, to that end, the Customer hereby agrees to notify the Bank of such assignment and provide the Bank with the assignee’s name, physical address, EIN, organizational documents, certificate of good standing, and license to do business, as well as other information that Bank may request. No consent is required if a party merges with, consolidates with, or sells substantially all of its assets to another entity, provided that such other entity assumes without delay, qualification, or limitation all obligations of that party under this Agreement by operation of law or by contract.

15.9. No Vested Benefits. Neither the creation nor the operation of the Account causes the vesting of any Participant’s or Beneficiary’s right to Plan benefits.

15.10. Solvency. The Customer hereby represents and warrants that the Customer is neither insolvent nor subject to any pending bankruptcy proceeding. The Customer will promptly notify the Bank of any such insolvency or proceeding.

15.11. Tax-Lot Selection-Method. The Customer hereby directs the Bank to use the following tax-lot selection-method for the Account, except to the extent the Customer directs the Bank to the contrary: Average Federal Tax Cost (in which shares are sold across all tax lots using the average cost) and, to the extent such method is not permitted for Account investments, First In First Out (in which shares are sold from tax lots having the earliest federal tax acquisition date).

15.12. Shareholder Communications Act Election. Under the Shareholder Communications Act of 1985, as amended, the Bank must try to permit direct communications between a company that issues a security held in the Account (the “Securities-Issuer”) and any person who has or shares the power to vote, or the power to direct the voting of, that security (the “Voter”). Unless the Voter registers its objection with the Bank, the Bank must disclose the Voter’s name, address, and securities positions held in the Account to the Securities-Issuer upon the Securities-Issuer’s request (“Disclosure”). To the extent that the Customer is the Voter, the Customer hereby (i) acknowledges that failing to check one and only one box below will cause the Customer to be deemed to have consented to Disclosure and (ii) registers its (check only one):

 Consent to Disclosure.

☑ Objection to Disclosure.

15.13. Tax Reclaims. To the extent the Bank provides the Account with a service to minimize foreign withholding or reclaim foreign taxes withheld with respect to an Asset, the Customer hereby directs the Bank to disclose the Account’s name, address, and EIN, as well as the Account’s position in the Asset, to the Bank’s sub-custodians and other service providers, to the Asset’s issuer and the issuer’s agents, and to local (foreign) tax authorities as needed in order to provide such service.

15.14. Authorized Persons. With respect to this Agreement:

15.14.1. The Customer will notify the Bank of the identity of each (i) employee of the Customer who is authorized to act on the Customer’s behalf, (ii) third-party agent that is authorized to act on the Customer’s behalf, and (iii) employee of each third-party agent who is authorized to act on such agent’s behalf. In no event is any such agent authorized to execute this Agreement or any amendment thereto or to terminate this Agreement.

15.14.2. The Bank may assume that any such employee or agent continues to be so authorized, until the Bank receives notice to the contrary from the Customer (or, with respect to any such employee of any such agent, from such agent).

15.14.3. The Customer hereby represents and warrants that any such employee or agent was duly appointed pursuant to a procedure specified in the Plan and is appropriately monitored and covenants that the Customer willl furnish such employee or agent with a copy of this Agreement, as amended from time to time. The Customer hereby acknowledges that (i) such employee’s or agent’s actions or omissions are binding upon the Customer as if the Customer had taken such actions or made such omissions itself and (ii) the Bank is indemnified, released, and held harmless accordingly.

15.15. Delivery of Directions. Any direction, notice, or other communication under this Agreement will be given in writing and (i) addressed as provided pursuant to this Agreement, (ii) entered into the Customer’s account in the Bank’s on-line portal, or (iii) sent by Messaging System. If a direction, notice, or other communication to the Bank was so addressed, entered, or sent, then the Customer hereby assumes all risk to the Account that the direction, notice, or other communication was compromised by fraud.

If to the Bank:

Authorized Officer:	c/o Jennifer Hogaboom, Vice President and Relationship Manager
U.S. Mailing Address:	101 S. Capitol Blvd., Suite 1500 Boise, ID 83702
Phone Number:	208-383-7169
Email Address:	Jennifer.Hogaboom@usbank.com

If to the Customer:
Authorized Officer:	c/o Wayne Wasechek
U.S. Mailing Address:	601 W. First Avenue Suite 1600 Spokane, WA 99201
Phone Number:	(509) 835-1500
Email Address:	wayne.wasechek@potlatchdeltic.com

15.16. Plan Expenses; Benefit-payment Account.

15.16.1. Plan Expenses. The Customer may direct the Bank from time to time to charge an expense, or type of expense, against the Account. The Customer hereby represents and warrants that any expense, or type of expense, so directed to be charged is a permissible Plan expense.

15.16.2. Benefit-payment Account. The Customer hereby covenants not to direct the Bank to distribute Assets to any benefit-payment or tax-payment account that is a Client-controlled Asset, unless (i) Plan assets are held in more than one trust, the account is held in one such trust of which the Bank is not a trustee, and the Customer is party to that trust’s governing trust agreement, or (ii) no applicable law requires the distributed Assets to be held in trust.

15.17. Uncashed Benefit-Distribution Checks. To the extent the Bank holds cash Assets un-invested pending distribution to a Participant or Beneficiary in a noninterest-bearing deposit account of the Bank on the void-after date imprinted on the underlying benefit-distribution check issued by the Bank under this Agreement, the Customer hereby directs the Bank to use such Assets promptly thereafter as provided in any sweep direction for the Account.

15.18. Legal Advice. The Customer hereby acknowledges that it (i) did not receive legal advice from the Bank concerning this Agreement, (ii) had an adequate opportunity to consult an attorney of its choice before executing this Agreement, and (iii) executed this Agreement upon its own judgment and, if sought, the advice of such attorney.

15.19. Waiver of Jury Trial. Each party hereby irrevocably waives all right to a trial by jury in any action, proceeding, claim, or counterclaim (whether based on contract, tort, or otherwise) directly or indirectly arising out of or relating to this Agreement.

15.20. Legal Action. If the Bank is served with any freeze order, garnishment, levy, restraining order, search warrant, subpoena, writ of attachment or execution, bankruptcy-court order, receivership order, or similar order relating to the Account (each, a “Legal Action”), then the Bank will, to the extent permitted by law, use commercially reasonable efforts to notify the Customer of such service. The Customer will reimburse the Bank for any expenses, fees, costs, or other charges incurred by the Bank in responding to the Legal Action, including, but not limited to, any fees charged by an attorney of the Bank’s choice. If the Customer notifies the Bank that the Customer is seeking a protective order to resist the Legal Action, then the Bank will provide reasonable cooperation at the Customer’s request and sole cost and expense. In any event, the

Bank may comply with the Legal Action at any time, except to the extent the Bank has received a protective order that prevents the Bank from complying.

15.21. Representations and Warranties. The Customer hereby covenants that, if any of the representations or warranties that it provides in this Agreement becomes inaccurate or incomplete, it will promptly notify the Bank thereof and of any fact, omission, event, or change of circumstances related thereto.

15.22. Publicity. No party will disclose the existence of this Agreement or any terms thereof in advertising, promotional, or marketing materials without obtaining, in each case, the prior written consent of each other party.

15.23. Counterparts and Duplicates. This Agreement may be executed in any number of counterparts, each of which, without production of the others, will be deemed to be an original, but all of which together will constitute the same instrument. This Agreement, and any direction, notice, or other communication given under this Agreement, may be proved either by an executed original or by a reproduced copy thereof (including, but not limited to, an electronic file copy thereof).

15.24. E-signature. Each party hereby (i) consents to electronically sign this Agreement, amendments thereto, and Account forms requiring its signature, but may, by notice to each other party, withdraw such consent or opt-out of electronic signing and (ii) covenants to rely on DocuSign (or another e-sign vendor as subsequently agreed upon by all parties) to facilitate any such e-signatures. The party creating the e-signed document through its account with the e-sign vendor hereby covenants to retain the authoritative copy and provide a copy to each other party. No party hereby forfeits any power to use a conventional handwritten signature as a means of signing this Agreement, amendments thereto, and Account forms.

SECTION 16. EFFECTIVE DATE.

16.1. This Agreement will become effective on January 1, 2024

IN WITNESS WHEREOF, an authorized officer of each party hereby executes this Agreement on the date stated beneath that party’s signature.

THE CUSTOMER (AS DEFINED IN THIS AGREEMENT)

By: /s/ Wayne Wasechek

(Signature of the Customer’s authorized officer)

Wayne Wasechek

(Printed name of the Customer’s authorized officer)

Its: Vice President and Chief Financial Officer

(Title of the Customer’s authorized officer)

Dated: 11/27/2023

U.S. BANK NATIONAL ASSOCIATION By: /s/ Carolyn Cox (Signature) Carolyn Cox (Printed name) Its: Senior Vice President and Relationship Manager - West Dated: 11/29/2023

POTLATCHDELTIC CORPORATION BENEFITS PROTECTION TRUST AGREEMENT

Exhibit A (Covered Plan)

Trustee Type

(Check only one.): ☑ Directed trustee  Discretionary trustee

1099 Filer

(Check only one.):  Customer ☑ Bank

Plans: (name of plans)

Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan[2,3,5,6]

PotlatchDeltic Corporation Salaried Supplemental Benefit Plan II2,3,5,6

Potlatch Corporation Management Performance Award Plan[1,3,6]

Potlatch Corporation Management Performance Award Plan II1,3,6

PotlatchDeltic Corporation Annual Incentive Plan[1,3,6]

PotlatchDeltic Corporation Management Deferred Compensation Plan [1,4]

PotlatchDeltic Corporation Severance Program for Executive Employees[2,3,5,6]

Potlatch Corporation Deferred Compensation Plan for Directors[1,4]

Potlatch Corporation Deferred Compensation Plan for Directors II1,4

PotlatchDeltic Corporation Salaried Severance Plan[2,3,5,6]

Deltic Timber Corporation Supplemental Executive Retirement Plan[2,3,5,6]

In addition, there are severance and special termination agreements (as of 01/01/23), the names of the Participants in which are to be provided to Bank and updated periodically by Customer.[2,3,5,6]

Plan Type(s):	1 Bonus-deferral (DC) 2 Excess-benefit (DB) 3 Excess-benefit (DC) 4 Salary-reduction (DC) 5 SERP (DB) 6 SERP (DC)

Effective Date. This Exhibit will become effective on January 1, 2024.

More than one plan may be listed in this Exhibit A (Covered Plan). If more than one plan is listed, then:

1. The Customer hereby represents and warrants as follows:

1.1. Each plan is of the Plan Type(s) shown above for it.

1.2. The Customer consents to the adoption of the Account on behalf of each plan.

1.3. The sponsor of each such plan is the Customer.

1.4. The Account is not an “investment company” under the Investment Company Act, because the Customer (not the Account) is the “issuer” of any interest in the plans within the meaning of §2(a)(22) thereof. Furthermore, interests in the Account (as distinct from interests in the plans) are not subject to registration under the Securities Act, because they are not “securities” within the meaning of §2(a)(1) thereof and because they are neither distributed from the Account nor bought nor sold.

1.5. The Customer and all sponsors of any plan participating in the Account are members of a controlled group of corporations under Code §414(b), of a group of trades of businesses under common control under Code §414(c), or of an affiliated service group under Code §414(m) and are under common control.

2. All such plans participate in the Account.

3. The term “Plan” includes all such plans (individually or collectively, as the context requires), except that the term “Plan” always includes all such plans collectively (not individually) when used in provisions regarding the termination of the Account.

4. The Bank will maintain a separate Sub-account to reflect the interest of each such plan, including separate accounting for the plan’s contributions to the Account, disbursements made from the plan’s account, and the investment experience of the Account allocable to the plan’s account. No such plan may assign its interest in the Account.

5. The Customer may direct the Bank to adopt an alternative “unit” method of accounting for contributions, transfers, withdrawals, and distributions which issues, transfers, redeems, and adjusts (for changes in value) “units” which will have a uniform value in the Account.

6. The Bank will have the power to commingle the assets of all such plans and to manage such assets as a single Account.

IN WITNESS WHEREOF, an authorized officer of each party hereby executes this Exhibit on the date stated beneath that party’s signature.

THE CUSTOMER (AS DEFINED IN THIS AGREEMENT)

By: /s/ Wayne Wasechek

(Signature of the Customer’s authorized officer)

Wayne Wasechek

(Printed name of the Customer’s authorized officer)

Its: Vice President and Chief Financial Officer

(Title of the Customer’s authorized officer)

Dated: 11/27/2023

U.S. BANK NATIONAL ASSOCIATION By: /s/ Carolyn Cox (Signature) Carolyn Cox (Printed name) Its: Senior Vice President and Relationship Manager - West Dated: 11/29/2023

RABBI TRUST AGREEMENT

Exhibit B (Fee Schedule for Plans)

Fee Schedule for Plans

This Fee Schedule relates to the U.S. Bank National Association (“USBNA”) Institutional Trust & Custody division (“IT&C”) account identified below (such account, including any sub-accounts therein, the “Account”) and is effective as of ________ (date) (or, if no date is entered there, then the effective date of the Account’s governing trust or custody agreement) (the “Fee Schedule’s Effective Date”).

Account Name: PotlatchDeltic Corporation Retirement Plan and Executive Benefit Plan

Account Number: 5002394-000 & 5002395-000

USBNA; PFM Asset Management LLC (“PFMAM”); PFM Fund Distributors, Inc. (“PFMFD”); U.S. Bancorp Asset Management, Inc. (“USBAM”); and U.S. Bancorp Fund Services, LLC (“USBFS”) are affiliates of U.S. Bancorp (collectively with U.S. Bancorp, "U.S. Bank"). This Fee Schedule, together with the service contract(s) between the Customer (as defined below) and USBNA regarding the Account (“Account’s Governing USBNA Service Contract(s)”), describes services that U.S. Bank expects to provide to the Account pursuant thereto and compensation that U.S. Bank expects to receive therefor:

Account Profile (Part A):	Describes the Account and U.S. Bank’s role with respect to the Account.
Account-level Fees (Part B):	Describes fees U.S. Bank receives directly from the Account (the “Account Fees”).
Fund-level Fees (Part C):

Describes fees the Account pays on the investment of Account assets in open-end investment companies registered under the Investment Company Act of 1940 (“Mutual Funds”), 3(c)(1) or (7) funds (“Private Funds”), bank-maintained collective trust funds (“CTFs”), and nonbank-maintained group trusts (“Group Trusts”) (each of the foregoing, a "Fund") (the “Fund Fees”) and fees U.S. Bank receives from those investments or their agents (“U.S. Bank Revenue Share”).

Other Compensation (Part D):	Describes compensation that U.S. Bank receives other than Account Fees or U.S. Bank Revenue Share (“Other Compensation”).
Changes (Part E):	Describes circumstances under which this Fee Schedule may be changed.
Approval (Part F):	Provides the customer’s approval of the fees described herein.

Account Profile (Part A)

1. The Account holds assets of (check A or B but not both):

☑ A. A 401(a) plan; a governmental 457(b) plan; a health or welfare plan; or a plan-assets fund.

If Account assets are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA-Covered Account”), then the undersigned is the “responsible plan fiduciary” for the services described herein as defined in U.S. Department of Labor Regulations §2550.408b-2 (the “Customer”). This Fee Schedule is intended to enable the Customer to find information about the services to be provided, and the compensation to be received therefor, by USBNA (and its affiliates and sub-contractors) pursuant to those regulations. The Customer should review the information before entering into, extending, or renewing a service contract with respect to the plan, and the plan’s “administrator” (within the meaning of ERISA §3(16)(A)) (the “Plan Administrator”) should review the information before preparing any Form 5500.

Conversely, if Account assets are not subject to ERISA, then the undersigned is the plan’s primary fiduciary (the “Customer”).

To the extent (if any) provided in the plan, plan participants have discretion to invest Account assets (to such extent, a “Participant-Directed Plan”). But the plan does not permit plan participants to establish individually directed accounts (“IDAs”) (also known as “brokerage windows” or “self-directed brokerage accounts”).

☑ B. An executive-compensation plan, a 457(f) plan, or a non-governmental 457(b) plan. The undersigned is the grantor (the “Customer”) of the arrangement’s rabbi trust.

2. USBNA has discretion to invest Account assets to the extent (if any) provided in the Account’s Governing USBNA Service Contract(s) (to such extent, a “Managed Account”; otherwise, a “Directed Account”).

3. If USBNA holds Account assets as trustee under a trust agreement with the Customer, then the Customer is the plan sponsor. If USBNA holds account Assets as custodian under a custodial agreement with the Customer, then the Customer is the plan’s trustee.

Account-level Fees (Part B)

The Account Fees, which are in addition to Fund Fees and are paid directly to USBNA, are as follows. For a complete description of services that U.S. Bank expects to provide to the Account, see the Account’s Governing USBNA Service Contract(s).

Trustee fee (FOR A DIRECTED ACCOUNT THAT IS A USBNA TRUST ACCOUNT):	Provide account administration. The trustee fee is calculated in tiers:
	1 bps 1.5 bps 2 bps	on the balance of Account assets on the first $200,000,000.00 of Account assets on the next $200,000,000.00 of Account assets

Foreign Securities. For Account assets invested in foreign securities other than Euroclear-eligible securities, U.S. Bank provides account administration by way of a sub-contract (the “Foreign-securities Custody Agreement”) between USBNA and a foreign-securities custodian (the “Foreign-securities Custodian”). The name, address, and principal place of business of the Foreign-securities Custodian (and the name and address of the regulatory authority that supervises or regulates it) can be obtained upon request from the Customer’s Relationship Manager at USBNA. Account assets invested in any foreign securities are excluded from the fee-tiers above, the fee-rates on such assets are instead set forth in the U.S. Bank Institutional Trust & Custody Global Fee Schedule (the “Global Fee Schedule”), and the fee for such assets is based on Account assets invested in the applicable country. (U.S. Bank compensates the Foreign-securities Custodian from U.S. Bank’s own fees; the Account does not pay fees in addition to the fees stated herein in connection with services provided by the Foreign-securities Custodian.)

Trade-processing fees (FOR A DIRECTED ACCOUNT):	Process purchases, sales, or other transactions with respect to Account assets:
	Derivatives:	Forwards, futures, options, or swaps (per transaction) $15.00

Distribution fees:	Distribute Account assets, such as benefit distributions or distributions in payment of plan expenses:

Benefit distributions, by way of a sub-contract between USBNA and Administrative Systems, LLC (“ASI”). (U.S. Bank compensates ASI from U.S. Bank’s own fees; the Account does not pay fees in addition to the fees stated herein in connection with services provided by ASI.)

	Lump sum (per ACH payment or check)	$10.00
	Periodic ACH payment (check one and only one):
	☑ With advice (per ACH payment) + postage	$1.50
	☑ Without advice (per ACH payment)	$1.50
	Wire to international location (per wire)	$25.00
Class-actions fees (FOR A DIRECTED ACCOUNT):	File proofs of claim regarding class-action litigation over the Account’s securities:
	Filing fee (per filing)	$25.00
	Recovery fee (per recovery)	2% of recovery
	Maximum recovery fee (per recovery)	$2,000.00
Asset-holding fee	Hold assets (per year):
(FOR A DIRECTED ACCOUNT):	Commingled funds (CITs/CTFs), LPs, or hedge funds (per holding)	$360.00
	Private equity/debt or other commitment-based funds (per holding)	$720.00
	Syndicated bank loans (per loan)	$500.00
Tax-preparation fee:	Prepare, file, and furnish the following tax forms (per form):
	Form 990, 990-T, or 1041 (if the account is a USBNA trust account)	$0.00
Other fees:	Minimum account fees (per year)	$25,000.00

Minimum Account Fees. The Account is subject to minimum account fees. For each billing period, they apply as follows. Start with the minimum annual account fees stated above. Prorate that amount to reflect the length of the billing period elected below (the “Minimum Account Fees”). If the Account Fees for the billing period (other than the Minimum Account Fees) are less than the Minimum Account Fees, then the Account Fees for the billing period are the Minimum Account Fees (rather than the Account Fees otherwise disclosed under this Fee Schedule).

Manner of Receipt. Account Fees will be calculated (check one and only one):

☑	Monthly.
	Quarterly.

Any asset-based Account Fees will be based on (check one and only one):  the applicable Account balance (or portion thereof) as of the end of the billing period /  the average applicable Account balance (or portion thereof) over the billing period. (The asset values used in such calculation may vary from the asset values reported on an asset statement because of timing issues, such as the posting of accruals or the late-pricing of securities.) Account Fees will then be (check one and only one):



Billed and invoiced to the Customer with instructions on how to remit payment. The Customer hereby acknowledges that U.S. Bank may charge such fees to the Account if the Customer has not paid the invoice within sixty (60) calendar days of receiving it.

☑	Charged to the Account, with a subsequent advice to the Customer about the charges.

Fund-level Fees (Part C)

Fund Fees. Fund Fees, and U.S. Bank Revenue Share, are based on investment in a Fund and may vary by Fund and by class of shares or units issued by the Fund. Fund Fees are charged against the Fund's assets and reduce the Funds' average daily balance and investment yields. U.S. Bank Revenue Share is paid indirectly from the Fund Fees and is not in addition to the Fund Fees.

Additional Investment-Related Information. See a Mutual Fund’s prospectus; a Private Fund’s, CTF’s, or Group Trust’s governing documents (such as a limited liability company agreement, limited partnership agreement, trust agreement, or declaration of trust), offering documents (such as an offering circular, offering memorandum, private placement memorandum, prospectus, or summary description), and subscription documents (such as an adoption agreement or subscription agreement); and any Fund’s fund-fact sheet (collectively, as applicable, the “Fund-Issuer’s Disclosure”) for Fund details not reflected in this Fee Schedule. See, especially, sections thereof regarding fees, expenses, additional compensation, and payments to financial intermediaries.

Total Annual Operating Expenses (“TAOE”). From time to time, a Fund’s service provider may voluntarily waive a portion of the fees it is entitled to receive for serving the Fund or refund such a portion to a Fund investor. The term TAOE, as used herein, means the TAOE before waivers and refunds. If a waiver is in effect, the Customer’s approval of Fund Fees and U.S. Bank Revenue Share includes approval up to the TAOE; if the service provider terminates the waiver as provided in the Fund-Issuer’s Disclosure, the approval persists.

Estimating U.S. Bank Revenue Share. To estimate the amount of U.S. Bank Revenue Share, multiply the Account’s average balance in a Fund over the relevant year by the fee rate set forth in the appropriate sub-column of the Rate-of-Fees-Received-By column below. (For help with estimating average balances, contact USBNA.) Except for the rates of USBNA’s fees from National Financial Services LLC (EIN: 04-3523567) (“NFS”), USBAM’s fees, and PFMAM’s fees, those fee rates are estimates. U.S. Bank calculates those estimated fee rates as follows: (i) Start with the total amount of fees received by the applicable U.S. Bancorp affiliate with respect to the Fund during the most recently ended calendar year; and (ii) Divide by the total value of all Fund shares serviced by the affiliate as of that calendar-year end. The sum of the fee rates in the sub-columns will not necessarily equal the TAOE, because the TAOE might be based on a different time period than such fee rates and because service providers unaffiliated with U.S. Bank might receive fees from the Fund. Actual fees may vary from such estimates and year to year.

U.S. Bank’s Refund of Certain Fund Fees (FOR A MANAGED ACCOUNT THAT IS AN ERISA-COVERED ACCOUNT): U.S. Bank refunds to the Account U.S. Bank Revenue Share received with respect to any Fund in the Other Mutual Funds table.

First American Funds. USBAM is the investment advisor to the Mutual Funds in the First American Funds, Inc. family (the "First American Funds"). U.S. Bank may enter into agreements with First American Funds or with First American Funds’ service providers (including investment advisers, administrators, transfer agents, or distributors) whereby U.S. Bank provides services to the First American Funds, including, as applicable, services provided by USBAM (investment advisory, shareholder services), by USBNA (custody, securities-lending), and by USBFS (accounting, administration, transfer agency), and receives fees for these services from the Fund or the Fund’s sponsor or agent. Prospectuses for First American Funds are available at https://www.firstamericanfunds.com/index/FundPerformance/ShareholderDocuments.html.

			Rate Of Fees Received By (%)
Fund Name	Ticker	Share Class	USBAM[1]	USBNA[1]	USBFS[1]	TAOE (%)	TAOE After Waiver (%)[2]
First American Treasury Obligs Z	FUZXX	Z	0.10	0.10	-	0.18	0.16

1—These fees are received from the Fund.

2—This amount is the TAOE less U.S. Bank’s voluntary waiver, if any, of a portion of the fees it is entitled to receive for serving the Fund.

PFMAM Funds. PFMAM is the investment advisor to the Mutual Funds in the PFM Multi-Manager Series Trust (the "PFMAM Funds"). U.S. Bank may enter into agreements with PFMAM Funds or with PFMAM Funds’ service providers (including investment advisers, administrators, transfer agents, or distributors) whereby U.S. Bank provides services to the PFMAM Funds, including, as applicable, services provided by PFMAM (investment advisory), by USBNA (shareholder services), and by PFMFD (distribution), and receives fees for these services from the Fund or the Fund’s sponsor or agent. Prospectuses for PFMAM Funds are available at https://mmst.pfmam.com/forms-documents.

Rate Of Fees Received By (%)
Fund Name	Ticker	Share Class	PFMAM[1]	USBNA[1]	PFMFD[1]	TAOE (%)	TAOE After Waiver (%)[2]

None

Other Mutual Funds. U.S. Bank may enter into agreements with Mutual Funds other than First American Funds or PFMAM Funds (“Other Mutual Funds”) or with Other Mutual Funds’ service providers (including investment advisers, administrators, transfer agents, or distributors) whereby U.S. Bank provides services to the Other Mutual Funds, including, as applicable, services provided by USBNA (custody, securities lending, shareholder services, National Securities Clearing Corporation (NSCC) networking) and by USBFS (accounting, administration, sub-transfer agency), and receives fees for these services from the Fund or the Fund’s sponsor or agent. Prospectuses for Other Mutual Funds are available at https://www.sec.gov/edgar/searchedgar/prospectus.

			Rate Of Fees Received By (%)
Fund Name	Ticker	Share Class	USBNA[3] (not from NFS)	USBNA[4] (from NFS)	USBFS[3]	TAOE (%)
Vanguard Total World Stock Index I	VTWIX	Inst	0.00	0.00	0.00	0.08
Vanguard Long-Term Investment-Grade Adm	VWETX	Inst	0.00	0.00	0.00	0.12
Principal Diversified Real Asset R6	PDARX	Retirem	0.00	0.00	0.00	0.78

3—These fees may be received from the Fund or its investment advisor, administrator, transfer agent, distributor, or other agent. The agent may be Broadridge Business Process Outsourcing, LLC (“BPPO”) by way of a sub-contract between USBNA and BPPO, pursuant to which BPPO collects these fees on USBNA’s behalf, retains 2% of the collected fees for providing this fee-collection service, forwards the balance of the collected fees to USBNA, and is named as broker-of-record on the Fund’s books and records. USBNA does not receive shareholder-services fees it would otherwise receive from Nuveen Securities, LLC if the Account is an ERISA-Covered Account.

4—These fees are received from NFS for providing shareholder services and administration on behalf of NFS and Fidelity Brokerage Services LLC (collectively, “Fidelity”) to Mutual Funds that are available on Fidelity’s brokerage platform.

Private Funds; CTFs; Group Trusts. U.S. Bank may enter into agreements with Private Funds, CTFs, or Group Trusts or with their service providers, whereby U.S. Bank provides services to such Funds, including, as applicable, services provided by USBNA (custody) and by USBFS (accounting, administration, shareholder services, transfer agency), and receives fees for these services from the Fund or the Fund’s sponsor or agent.

Other Compensation (Part D)

Float Income. USBNA may hold (i) cash awaiting either investment or distribution to proper recipients or (ii) funds held for other purposes (for example, pending investment following a trade fail, because funds were received too late to be posted the same day, or pursuant to an investment direction) in a noninterest-bearing deposit account at USBNA and, thereby, earn and retain income on the float as part of its fees for servicing the Account. The payors of the float income are other financial institutions that borrow USBNA’s deposits on a short-term basis.

For cash awaiting investment, the float period is generally no longer than one business day following the receipt by USBNA of such cash. However, if the Customer fails to provide adequate information concerning the allocation of contributions (or, if applicable, if there is no participant investment direction), the float period may last until such date as USBNA receives clear, comprehensive directions (in accordance with applicable trading deadlines) as to how such cash should be allocated and invested. For distributions made from the Account, the float period commences on the date the check, wire transfer, or electronic transfer is issued to a proper recipient and ends on the date the check is presented to USBNA for payment and settles or wire or electronic transfer is accepted by the receiving institution. The time period involved varies for each payment issued, though the average time such payments remain outstanding is one (1) to fifteen (15) calendar days from the date of issuance. For funds held for other purposes, the float period commences on the date good funds are deposited in the applicable deposit account and ends on the date the funds are withdrawn or transferred therefrom, such as ending upon actual trade settlement (for funds held pending investment following a trade fail) or on the next business day (for funds received too late to be posted the same day).

The float rate on (i) cash awaiting investment; (ii) un-cashed checks, pending wire transfers, and pending electronic transfers and (iii) funds held for other purposes is generally no more than the Target Federal Funds Rate (the “Target Rate”) of interest applicable during the period involved. The Target Rate is the short-term rate objective announced by the Federal Reserve. The actual rate of interest paid between banks is the Effective Federal Funds Rate (the “Effective Rate”). The Effective Rate changes daily but is generally close to the Target Rate. Changes to the Target Rate are made by the Federal Reserve’s Open Market Committee. The announced Target Rate can be obtained upon request from your account representative or can be found in the Wall Street Journal.

Expenses. Expenses, fees, costs, and other charges incurred by USBNA in providing services under the Account’s Governing USBNA Service Contract(s) are expenses of the Account.

Advance of Funds. If USBNA advances funds in furtherance of settling the redemption of Fund shares or units, then the yield, if any, paid on the shares or units that were treated as redeemed is retained by USBNA as part of its fees for servicing the Account.

Investment Brokerage (FOR A DIRECTED ACCOUNT). To the extent that the Customer has authorized the purchase of investment products for the Account through or from, and the sale of investment products from the Account through or to, USBNA, a separately identifiable department or division of USBNA known as the U.S. Bank Municipal Securities Group (“MSG”), or U.S. Bancorp’s affiliate U.S. Bancorp Investments, Inc. (“USBI”) (each such authorization, a “Brokerage Agreement”), then USBNA will implement investment directions received regarding such products by directing the attendant trading activity to such entities, unless the investment direction in a particular instance expressly requires use of an independent broker. For a complete description of the investment-brokerage services that U.S. Bank, MSG, or USBI expects to provide to the Account, and compensation that U.S. Bank expects to receive therefor, see the governing Brokerage Agreement(s).

External Insured Deposit Program (FOR A DIRECTED ACCOUNT). If the Account participates in an insured deposit program offered by an external cash manager (the “Program Manager”), then USBNA transfers Account assets as directed under the program to and from deposit accounts at banks other than USBNA and receives fees from the Program Manager for making the transfers. The Program Manager and fee are as follows:

Program Manager’s full legal name:

Program Manager’s employer identification number:

_____ bps on Account assets held by USBNA in such deposit accounts

Furthermore, the Program Manager receives a portion of any interest earned on such deposits, thereby reducing the amount of interest credited to the Account. For a complete description of the Account’s participation in the program, see the Program Manager’s agreement with respect to the Account.

Soft Dollars (FOR A MANAGED ACCOUNT THAT IS AN ERISA-COVERED ACCOUNT). Certain broker-dealers that execute trades for Managed Accounts provide USBNA with a variety of services, including access to the broker-dealer’s executives and research reports, analysis, and forecasts prepared by the broker-dealer (collectively, “Proprietary Soft Dollars”), based on the total trading activity (and attendant brokerage commissions) that USBNA directs to the broker-dealer. The broker-dealers that paid Proprietary Soft Dollars with respect to Managed Accounts during the most recently ended calendar year are listed below; to determine which of those broker-dealers, if any, executed trades for the Managed Account, see the Managed Account’s certified annual trust statement, including the section thereof entitled “Broker Commissions”. Proprietary Soft Dollars do not have an identifiable dollar value, so the amount of Proprietary Soft Dollars cannot be estimated.

Broker-Dealers That Paid Proprietary Soft Dollars
Barclays Capital Inc.
ConvergEx Execution Solutions LLC
SEI Investments Distribution Co.

Certain broker-dealers that execute trades for an investment manager credit a portion of the attendant brokerage commissions towards the manager’s purchase of a variety of services provided by third parties, including access to a research-firm’s executives and research reports, analysis, and forecasts prepared by the research-firm (collectively, “Non-proprietary Soft Dollars”). U.S. Bank received no Non-proprietary Soft Dollars with respect to the Managed Account during the most recently ended calendar year.

Changes (Part E)

USBNA may amend this Fee Schedule by delivering to the Customer:

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An amended and restated Fee Schedule (or another written notice of the change). If the Customer does not deliver a written objection to USBNA within thirty (30) calendar days thereafter, USBNA will treat the Customer’s silence as approval; or

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FOR AN ERISA-COVERED ACCOUNT: An amended and restated Fund table (or other written notice) to reflect (i) the re-investment of Account assets into a Fund not listed above which pays U.S. Bank Revenue Share or (ii) a change to a U.S. Bank Revenue Share rate listed above resulting from re-negotiation of an agreement with a Fund or a Fund’s service provider, within sixty (60) calendar days after such re-investment or change.

This Fee Schedule need not be amended to reflect the Account’s complete divestment from a Fund.

FOR A MANAGED ACCOUNT THAT IS AN ERISA-COVERED ACCOUNT: This Fee Schedule may not be amended to add a new First American Fund or PFMAM Fund or to change the Fund Fees and U.S. Bank Revenue Share set forth herein for such a Fund, without the express written consent of the Customer. But, no such consent is required for a change that arises only from the application of U.S. Bank’s methodology (as described herein) for calculating estimated fee rates.

FOR AN ACCOUNT THAT IS NOT AN ERISA-COVERED ACCOUNT: USBNA will not notify the Customer of (i) the re-investment of Account assets into a Fund not listed above which pays U.S. Bank Revenue Share or (ii) a change to a U.S. Bank Revenue Share rate listed above, except insofar as the Customer thereafter asks USBNA for an amended and restated Fee Schedule and such Fund or revised rate is reflected therein. The Customer’s approval of Fund Fees and U.S. Bank Revenue Share includes approval of the Fund Fees and U.S. Bank Revenue Share that would be described in any such amended and restated Fee Schedule. As such, the Customer should request an amended and restated Fee Schedule periodically and in connection with re-investment of Account assets.

Approval (Part F)

First American Funds or PFMAM Funds (FOR A MANAGED ACCOUNT). The Customer hereby acknowledges as follows: Fund-level Fees (Part C) hereof describes Fund Fees and U.S. Bank Revenue Share of the identified First American Funds and PFMAM Funds, including any differential among Fund Fees and U.S. Bank Revenue Share of such Funds. Account-level Fees (Part B) hereof describes Account Fees, including the rate of the account-level investment-management fee for Account assets invested in such Funds. The prospectus for such a Fund provides additional information about fees paid by the Fund. Investment in such Funds offers diversified cash management investments and other features that are appropriate for the Account, including that the Funds are valued daily, may be bought or sold on any business day, and prices of the Funds are listed daily in most major newspapers and Internet financial sources. Account assets will not be invested in a share class that charges any sales commissions, loads, or transfer fees for buying or selling such Fund shares. Account assets will not be invested in a share class that charges any redemption fee for selling such Fund shares, unless such redemption fee is paid only to the Fund and is disclosed in the Fund’s prospectus at the time of purchase and sale of such shares. Account assets may only be eligible to be invested in certain share classes of some of such Funds, as described in the Funds' prospectuses.

Acknowledgement. The Customer hereby acknowledges that it:

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is independent of U.S. Bank and has authority to enter into, extend, and renew contracts for the services described herein and to select the investments and approve the fees described herein.

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received, read, understands, and executed the Account’s Governing USBNA Service Contract(s).

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obtained, read, and understands the Fund-Issuer’s Disclosure for each Fund, including, but not limited to, the sections thereof describing fees, expenses, and compensation, and acknowledges that the purchase or sale of Fund shares or units is subject to the terms of the Fund-Issuer’s Disclosure.

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expects to (check one and only one)  cause or permit the Account to acquire foreign securities and received, read, and understands the Global Fee Schedule / ☑ neither cause nor permit the Account to acquire any foreign securities.

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understands and approves the services and fees described herein, including the Account Fees, the Fund Fees for each Fund, U.S. Bank Revenue Share for each Fund, and the Other Compensation.

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agrees to the process described herein for amending this Fee Schedule.

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may contact its Relationship Manager at USBNA regarding this Fee Schedule.

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FOR A DIRECTED ACCOUNT WHERE A U.S. BANK-AFFILIATED REGISTERED INVESTMENT ADVISER IS THE ACCOUNT’S INVESTMENT MANAGER, understands that USBNA (i) waives any securities-transfer, trade-processing, foreign-exchange, corporate-actions, class-actions, asset-holding, or external-insured-deposit-program fees described herein; (ii) does not direct trading by default as described in the investment-brokerage section herein; and (iii) FOR AN ERISA-COVERED ACCOUNT, refunds to the Account U.S. Bank Revenue Share received with respect to any Fund in the Other Mutual Funds table.

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FOR A MANAGED ACCOUNT, understands that, subject to the Account’s investment guidelines, Account assets may be invested in any Fund.

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FOR AN ACCOUNT THAT PARTICIPATES IN U.S. BANK’S SMA OR UMA PROGRAM, received, read, and understands the program’s fee schedule and understands that, subject to the Account’s investment guidelines, Account assets may be invested according to investment advice received from, or invested in the discretion of, SMA Managers.

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FOR AN ERISA-COVERED ACCOUNT THAT IS A PARTICIPANT-DIRECTED PLAN, obtained prospectuses and such other documents that provide the information required for the Plan Administrator to comply with U.S. Department of Labor Regulations §2550.404a-5 regarding the plan’s designated investment alternatives from the plan’s third-party (that is, not U.S. Bank) recordkeeper or broker that makes the alternatives available to participants or beneficiaries (such as on a recordkeeping platform or similar mechanism).